EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of January 2006, by and between OMNIMED INTERNATIONAL, INC., a Nevada corporation maintaining its principal offices at 2 Ridgedale Avenue, Suite 217, Cedar Knolls, NJ 07927 (the "Company") and DAVID DORRANCE ("Employee"), an individual residing at 17749 Charles Munro, Pierrefonds, Quebec H9J 3N5, Canada.


                              W I T N E S S E T H:

     WHEREAS, the Company desires to employ Employee as Vice President of Digital Imaging and Employee desires to gain employment as Vice President of Digital Imaging of the Company; and

     WHEREAS, Employee is willing to accept such employment, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     2. Term. The Company hereby engages Employee, and Employee hereby accepts the engagement described hereunder, for a period of two years from the Effective Date of this Agreement (the "Expiration Date"), subject to prior termination by mutual agreement of the parties hereto or hereinafter provided.

     3. Position and Duties. Employee shall serve as the Company's Vice President of Digital Imaging on a part-time basis and shall perform such duties as are customarily rendered by such an employee. In connection with these duties, Employee shall report directly to the Company's President. Employee shall also have such powers and duties as may from time to time be prescribed by the Board of Directors or bylaws of the Company. Notwithstanding the foregoing, in connection with his responsibilities as Vice President of Digital Imaging, Employee shall:

                    (i)  oversee  and  supervise  the   implementation   of  the
                         strategic vision for the OmniScan division;

                    (ii) establish  marketing  plans  and  projections  for  the
                         OmniScan Division;

                    (iii) identify, hire, fire and manage OmniScan team, subject to Board oversight;

                    (iv) oversee sales force for the OmniScan Division;

                    (v)  develop  new   applications   and  strategies  for  the
                         Company;

                    (vi) manage the customer service function of the Company;

                    (vii) handle  public  relations  functions  on behalf of the
                         Company, including establishing contacts and managing relationships with public relations contacts; and

                    (viii) oversee distribution.

     4. Compensation.

          4.1 Salary. For Employee's services hereunder, the Company's Board of Directors (the "Board") shall grant to the Employee an option (the "Option") to purchase from the Company two hundred forty thousand (240,000) shares of the Company's Common Stock, $0.001 par value per share (the "Shares"). Such options shall vest over a period of two years on an equal monthly basis of ten thousand (10,000) Shares per month, and shall be exercisable for a four (4) year period from the Effective Date of this Agreement, provided that the Employee is employed by the Company, at a price of $0.80.

     The Options shall be issued pursuant to the terms and conditions of the Company's 2006 Incentive Stock Plan ("Plan") which is incorporated in this Option as though set forth in full, and shall be subject to the terms set forth in Section 5 hereto.

     Further, Employee acknowledges and agrees that the previous employment agreement between the Employee and the Company is terminated in all respects, and that no other compensation, other than what has previously been paid or is stated as payable hereunder, is due and owing to Employee, whether accured or unpaid under any previous employment agreements or otherwise (it being expressly understood and agreed to that any and all claims for any prior compensation have been satisfied in full and/or waived by the Employee in their entirety).

          4.2 Discretionary Bonus. From time to time during the Term, the Company may pay to the Employee additional compensation in an amount determined by the sole discretion of the board of directors.

          4.4 401(k) Plan. Employee shall be entitled to participate in any 401(k) program that the Company may institute during the term specified in
Section 2, herein.

     5. Option Rights.

          5.1 Number and Price. The number and price of the Shares subject to the Option shall be the number and price set forth in Section 4.1(ii) hereto, subject to any adjustments which may be made pursuant to Section 5.9 below.

          5.2 Duration. Subject to the terms and conditions set forth herein, the Option may be exercised to purchase the Option Shares covered by the Option on or before expiration of the term of this Employment Agreement, as described in Section 2 herein (the "Expiration Date"). The Option shall terminate and no Shares may be purchased after the Expiration Date.

          5.3 Employment Requirement. Except as provided in Section 5.7 herein, the Option may not be exercised unless the Employee is in the employ of the Company or one of its parent or subsidiary corporations (as within the meaning of Section 425(e) and (f) of the Code respectively) on the date of such exercise and shall have been such employee continuously since the Employment Date.

          5.4 Exercise Procedure. Subject to the terms and conditions set forth herein, the Option is exercisable by a written notice signed by the Employee and delivered to the Company at its executive offices, signifying the Employee's election to exercise the Option. The notice must state the number of Shares as to which the Employee's Option is being exercised, must contain a statement by the Employee (in a form acceptable to the Company) that such Shares are being acquired by the Employee for investment and not with a view to their distribution or resale (unless a Registration Statement covering the Shares has been declared effective by the Securities and Exchange Commission) and must be accompanied by the full purchase price of the Shares being purchased. Payment shall be in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges.

     If notice of the exercise of the Option is given by the person or persons other than the Employee, the Company may require, as a condition to the exercise of the Option, the submission to the Company of appropriate proof of the right of such person or person to exercise the Option.

     Certificate for Shares so purchased will be issued as soon as practicable and shall bear a restrictive legend stating that the Shares have not been registered under the Securities Act of 1933, that the shares have been acquired for investment purposes and not with a view to distribution or resale, and that the Shares may not be sold, assigned, pledged, hypothecated, or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel satisfactory to the Company to the effect that registration is not required under such laws. The Company, however, shall not be required to issue or deliver a certificate for any Shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Company's Stock may then be listed and all applicable state laws in connection with the issuance or sale of such Shares or the listing of such Shares on such exchange. Until the issuance of the certificate for such Shares, the Employee or such other person as may be entitled to exercise the Option, shall have none of the rights of a stockholder with respect to Shares subject to the Option.

          5.5 Delivery of Certificates. As soon as practicable after the Company receives payment for the Shares, it shall deliver a certificate or certificates representing the Shares so purchased to the Employee.

          5.6 Transferability. The Option is personal to the Employee and during the Employee's lifetime may be exercised only by the Employee. The Option shall not be transferable other than by will or the laws of descent and distribution.

          5.7 Expiration. In the event that an option holder ceases to be an employee of the Company or of any subsidiary for any reason other than permanent disability (as determined by the Board of Directors) or death, the Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the Employee ceased to be so employed, but in no event after the Expiration Date. In the event of the death of Employee during this three month period, the Option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the Employee could have exercised the Option if he or she had not died, for the three months from the date of death, but in no event after the Expiration Date.

          5.8 Employment Rights. The Option does not confer on the Employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to determine the terms of the Employee's employment.

          5.9 Change in Corporate Structure. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or Stock of the Company, the Board shall make such adjustments, if any, as it deems appropriate in the number and kind of shares covered by the Option, or in the Option price, or both. Notwithstanding any provision to the contrary, the Committee or the Board may cancel, amend, alter or supplement any term or provision of the Option to avoid any penalty provisions of the Code.

          5.10 Compliance with Legal Requirements. The Option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing or qualification of the Shares covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of the Option or the purchase of the Shares, the Option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Board may require that the person exercising the Option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

          5.11 Incentive Stock Option Treatment. The Option is intended to qualify for "incentive stock option" treatment under the provisions of Section 422A of the Internal Revenue Code of 1954, as amended. However, the Employee is urged to consult with his or her individual tax advisor prior to exercising the Option since the exercise of the Option may result in adverse tax consequences including the payment of additional federal and/or state income taxes.

          5.12 Restrictions on Resale of Shares Acquired Upon Exercise of Options. Employee represents and agrees that if Employee exercises this Option in whole or in part, Employee will in each case hold the Shares acquired upon such exercise for a period of at least one year. Further, certificates for Shares so purchased shall bear a restrictive legend stating that the certificate and the securities represented by such certificate and all rights therein are subject to and transferable (including without limitation by way of pledge or other grant of a security interest therein) only in accordance with the provisions of a certain Employment Agreement effective as of January 1, 2006 and a certain Stock Option Agreement dated as of January 1, 2006, among the Company and the Employee, which restrict the transfer of these shares. A copy of such agreements, as may be amended from time to time, are on file and available for inspection at the principal office of the Company.

     6. Insurance.

          6.1 Key Man Insurance. The Company shall have the right to apply for and take out, in the Company's own name or otherwise, at the Company's expense, life, health, accident, or other insurance covering Employee, in any amount the Company deems necessary to protect the Company's interest hereunder, and Employee shall have no right, title or interest in or to any such insurance. Employee shall assist the Company in obtaining such insurance by submitting to usual and customary medical and other examinations and by signing such applications, statements and other instruments as may be reasonably required by any insurance company.

     7. Business Expenses. During the Term, Employee shall be entitled to receive reimbursement for all reasonable business expenses incurred by him (in accordance with the policies and procedures from time to time adopted by the Board of Directors of the Company for its senior executives and consultants) in performing services hereunder, provided that Employee properly accounts therefor in accordance with such policy and procedures and such expenses have been specifically approved in advance. Moreover, Employee expressly acknowledges and agrees that prior verbal approval must be obtained from the Chief Executive Officer of the Company by Employee for expense greater than one hundred dollars ($100), and prior written approval for expenses greater than three hundred dollars ($300).

     8. Confidentiality. Employee recognizes and acknowledges that the technology, including but not limited to specifications, programs, documentation, methods and data which The Company owns, plans or develops, whether for its own use or for use by its clients, developments, designs, inventions and improvements, trade secrets and works of authorship are confidential and are the property of the Company. Employee also recognizes that the Company's customer lists, supplier lists, proposals and procedures are confidential and are the property of the Company. Employee further recognizes and acknowledges that in order to enable the Company to perform services for its clients, those clients may furnish to the Company confidential information concerning their business affairs, property, methods of operation or other data; that the goodwill afforded to the Company depends upon, among other things, the Company and its employees keeping such services and information confidential. All of these materials and information including that relating to the Company's systems and the Company's clients, will be referred to below as "Proprietary Information."

     9. Non-Disclosure. Employee agrees that, except as directed by the Company, and in the ordinary course of the Company's business, Employee will not at any time, whether during or after Employee's employment with the Company, disclose to any person or use, directly or indirectly, for Employee's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or is derived from Proprietary Information, whether prepared by Employee or otherwise coming into Employee's possession or control. Employee agrees that the provisions of this paragraph shall survive the termination of this Agreement and Employee's employment by the Company.

     10. Possession. Employee agrees that upon request by the Company, and in any event upon termination of Employee's employment, Employee shall then over to the Company all documents, papers or other material in Employee's possession or under Employee's control which may contain or be derived from Proprietary Information, together with all documents, notes or Employee's work products which are connected with or derived from Employee's services to the Company, shall be either returned to the Company or, as appropriate, permanently deleted. Upon termination of Employee's employment with the Company, Employee agrees to pay in full any amount owned the Company.

     11. Ownership. Employee hereby assigns and agrees to assign to the Company or its subsidiaries or affiliates, as appropriate, its successors, assigns or nominees, Employee's entire right, title and interest in any developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable subject matter or proprietary information which Employee has made or conceived, or may make or conceive, either solely or jointly with others, while providing services to the Company, or with the use of the time, material or facilities of the Company or relating to any actual or anticipated business, research, development, product, service or activity of the Company known to Employee while employed at the Company, or suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of the Company, whether or not such work was performed prior to the date of this Agreement.

     12. Injunctive Relief. Employee acknowledges that disclosure of any Proprietary Information by Employee or breach by Employee of any of the covenants not to compete will give rise to irreparable injury to the Company, or clients of the Company. Employee also agrees that this injury to the Company, or clients of the Company, would be inadequately compensated in money damages alone. Accordingly, the Company or, where appropriate the client of the Company, may seek and obtain injunctive relief against the breach, or threatened breach, of the disclosure of any Proprietary Information by Employee, or breach by Employee of any of the covenants not to compete, in addition to any other legal remedies which may be available. The Company further acknowledges that the enforcement of a remedy hereunder by way of injunction would not prevent Employee from earning a reasonable livelihood since Employee's experience and capabilities would be such that in the event that Employee's employment with the Company terminates for any reason, Employee will be able to obtain employment in business activities which are not restricted by this Agreement.

     13. Non-Competition.

                  13.1 Definitions. For the purpose of this Section 13 and
Section 14 hereof, the following terms shall have the meanings ascribed to them below:

                    (a) "Covenant Term" shall mean a period beginning on the date hereof and ending on the date which is two years after the date on which this Agreement, or Employee's engagement hereunder, is terminated.

                    (b) "Covenant Territory" shall mean the United States of America and its properties.

                    (c) "Business of the Company" shall mean the development of information technology products or services designed for use in a medical context.

          13.2 Covenant. Employee agrees that because of the confidential and sensitive nature of the Proprietary Information and because the use of, or even the appearance of the use of, the Proprietary Information in certain circumstances may cause irreparable damage to the Company and its reputation, or to clients of the Company, Employee shall not, without the prior written consent of the Company, own (except that Employee may own not more than one percent (1%) of the equity securities or securities convertible into equity securities of any corporation or other entity the securities of which are traded on a national stock exchange or listed on the National Association of Securities Dealers Automated Quotation System), manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a promoter, joint venturer, agent, director, officer, employee, partner, consultant or otherwise with, any profit or non-profit, business or organization which directly or indirectly, engages in the Business of the Company in the Covenant Territory or which otherwise, directly or indirectly, competes with the Business of the Company in the Covenant Territory.

          13.3 Interpretation of Unenforceable Provision. The parties intend for the provisions of this Section 13 to be construed, interpreted, and enforced to the maximum extent permitted by law. The parties acknowledge and agree that they have both participated in the preparation of this Agreement and it shall not be construed or interpreted against either party on the basis that it was prepared by such party. In the event that any provision of this Section 13, or part thereof, shall be determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, such provision shall be revised and/or interpreted to make it enforceable to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

     14. Non-Solicitation. Employee agrees that during the Covenant Term, he will not, directly or indirectly, (a) induce any customer of the Company or its successors to patronize any business similar to the Business of the Company; (b) request or advise any customer (including, without limitation, distributors) or supplier of the Company or its successors to withdraw, curtail or cancel such customer's or supplier's business with the Company or its successors; (c) except in the ordinary course of business, disclose to any other person or corporation the name or addresses of any of the customers of the Company or its successors; or (d) induce or encourage any Employee to terminate his relationship with the Company.

     15. Termination.

                  15.1 Termination With or Without Cause. The Company shall have the right to terminate Employee's engagement hereunder with or without Cause.

                  15.2  Effect of Termination.

               (a) Upon termination of this Agreement or Employee's engagement hereunder, all compensation and benefits payable by the Company hereunder shall be immediately terminated; provided, however, Employee or his estate, as the case may be, shall be entitled to receive any payments under any applicable life or disability insurance plans. Such payments, if any, shall be made at the time and in accordance with the terms and conditions of such plans.

               (b) Upon a termination by Employee of his engagement, all compensation and benefits payable by the Company hereunder shall be immediately terminated.

     16. No Prior Obligations.

     Employee hereby acknowledges and represents that, except as otherwise expressly provided by the terms of this Agreement, the Company has no liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise) to Employee.

     17. General Provisions.

          17.1 Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto. Copies of all correspondence should additionally be sent to the following:

                           If to the Company:

                           Omnimed International, Inc.
                           2 Ridgedale Avenue
                           Suite 217
                           Cedar Knolls, NJ 07927

                           with a copy to:

                           Michael H. Ference, Esq.
                           Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                           21st Floor
                           New York, New York 10018

          17.2 Benefit of Agreement and Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Employee may not assign any of his rights or duties hereunder except upon the prior written consent of the Board of Directors of the Company.

          17.3 Applicable Law. This Agreement is made in and is to be governed by and construed under the laws of the State of New York.

          17.4 Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience of reference only and are not intended to be part of or to effect the meaning or interpretation of this Agreement.

          17.5 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          17.6 Entire Agreement. This Agreement contains the entire Agreement of the parties, and supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or Agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein, and that no other Agreement, statement or promise not contained in this Agreement shall be valid or binding.

          17.7 Amendments. This Agreement may be modified or amended only by an Agreement in writing signed by the Company and Employee.

          17.8 Waiver. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

          17.9 Representations and Warranties. Each party hereto represents and warrants that it or he has the power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder.

          17.10 Compliance with Laws and Policies. Employee agrees that he will at all times comply with all applicable laws and all current and future lawful policies of the Company, not inconsistent with the intent of this agreement.

          17.11 Arbitration. Any dispute or controversy arising under or in connection with this Agreement, other than matters pertaining to injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and permanent injunctions, shall, upon the written demand of either party served upon the other party, be submitted to arbitration. Such arbitration shall be held in the City of New York, New York, and conducted in accordance with the Rules of the American Arbitration Association.

          17.12 Representation. Each of the parties hereto represents that each has read and fully understands each of the provisions as contained herein, and has been afforded the opportunity to review same with his attorney of choice; and further that each of the parties hereto represents that each and every one of the provisions contained in this Agreement is fair and not unconscionable to either party.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

     OMNIMED INTERNATIONAL, INC.                 EMPLOYEE



By:  /s/ Milton Hauser                           /s/ David Dorrance
     -----------------                           ------------------
     Milton Hauser                               David Dorrance
     President